SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549
                                _______________

                                   FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) or 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                      The Gabelli Dividend & Income Trust
                      -----------------------------------
            (Exact Name of Registrant as Specified in its Charter)


            Delaware                                     80-0080998
------------------------------------------          --------------------
 (State of Incorporation or Organization)             (I.R.S. Employer
                                                      Identification no.)

          One Corporate Center
          Rye, New York                                  10580-1422
------------------------------------------          --------------------
 (Address of principal executive offices)                (zip code)


Securities to be registered pursuant to Section 12(b) of the Act:


                                                   Name of each exchange
Title of each class                                on which each class is
to be so registered                                to be registered
-------------------                                ----------------------

Common Shares of Beneficial                        New York Stock Exchange
Interest


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-108409

Securities to be registered pursuant to Section 12(g) of the Act:


                                     None
-------------------------------------------------------------------------------
                               (Title of Class)


Item 1.  Description of Registrant's Securities to be Registered.

The section captioned "Description of the Shares - Common Shares" in the Registrant's form of Prospectus filed as part of the Registrant's Registration Statement on Form N-2/A (No. 333-108409), dated November 21, 2003, is incorporated herein by reference.

Item 2. Exhibits.

The following exhibits have been filed with the Securities and Exchange
Commission:

(1) Form of Certificate for Common Shares (a)

(2) Agreement and Declaration of Trust of the Registrant(b)


_________________
(a) Incorporated by reference to Exhibit EX-99 (D) to the Registrant's Registration Statement on Form N-2, File Nos. 333-1081409 and 811-21423, as filed with the Securities and Exchange Commission on October 27, 2003

(b) Incorporated by reference to Exhibit EX-99(A) to the Registrant's Registration Statement on Form N-2, File Nos. 333-1081409 and 811-21423, as filed with the Securities and Exchange Commission on November 24, 2003


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                               The Gabelli Dividend & Trust
                                                      (Registrant)

Date: November 24, 2003                        By:  /s/Bruce N. Alpert
                                                    ---------------------------
                                               Name:  Bruce N. Alpert
                                               Title: President